Exhibit 99

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[LOGO]

Unsecured Creditors Presentation

September 30, 2005

Northwest Overview

Northwest global network

•                  world’s fourth largest global airline

[GRAPHIC]

Northwest has a long history serving Asia and is the #1 carrier between the U.S. and Japan

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Note: JFK-NRT suspended October-05

Northwest established the first global alliance with KLM in 1989

•                  applied for anti-trust immunity with Air France

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Northwest has renewed its fleet and facilities

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•                  over 250 new aircraft (2001-2005)

•                  B787 order

•                  North America launch customer

•                  18 firm orders (2008-2010)

•                  50 options/purchase rights

•                  additional A330s

•                  32 by 2007

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•                  new Detroit WorldGateway Terminal

•                  leading hub facilities in Minneapolis, Tokyo and Amsterdam

•                  Recognition by J.D. Powers

•                  no gate or runway constraints at all hubs

Northwest has been an industry innovator on alliances

[LOGO]	1989	• nearly $3 bil joint venture today • industry’s most integrated partnership

[LOGO]	1998	• long-term partnership and highly profitable for both airlines

[LOGO]	2003	• NW/CO/DL combined 240 domestic destinations

[LOGO]	2004	• more than 130 countries • 684 destinations • 15,207 daily flights • 344 mil passengers annually • 21% worldwide share

LCCs are growing and now represent approximately 30% of the U.S. industry

•                  With New US Airways exit, LCCs now well in excess of 30%

1990 Domestic Capacity	Current

[CHART]	[CHART]

Source: US DOT Form 41

Note: Legacy carriers include AA, CO, DL, NW, TW, UA, US; LCCs include B6, F9, FL, HP, WN, TZ, AS, J7, SY, NK, NJ

As a result of LCCs and the Internet, the domestic airline industry revenue as a % of GDP has declined sharply since 2000

•                  Real yields have also declined at an average of 3% per annum

Domestic Industry Airline Revenue % of Nominal GDP	Legacy Real Yield (Fares)

[GRAPH]	[GRAPH]

Source: Industry Revenue – All scheduled service carriers per US DOT Form 41; Nominal GDP - Bloomberg

Legacy Carriers have lost nearly $35 billion since 2001

Legacy Losses: ($34.4 bil)

[GRAPH]

Source: SEC filings, press releases, excluding non-recurring items

Legacy Carriers include:  AA, CO, DL, NW, UA, US

Despite this backdrop, LCCs which represent nearly 30% of the domestic industry remain profitable and continue to grow

LCC Profits: $2.3 bil

[GRAPH]

Source: SEC filings, press releases, excluding non-recurring items

LCCs include B6, F9, FL, HP, WN

Since 2001, Northwest has achieved 11 rounds of revenue enhancing and expense reduction initiatives, valued at $1.7 billion

Revenue Enhancements/Expense Reductions	$mil

Business Plan Initiatives	835

Maintenance	460

Insurance	175

Product	130

Commissions	60

Facilities	40

Total	$1.7	bil

Despite its best efforts, Northwest made limited progress with its labor unions

•                  $285 mil ALPA/Mgmt two-year bridge agreement realized 12/04

•                  New AMFA terms imposed 8/05 under “self-help”

Union	Request for Labor Savings	Contract Amendable	Openers Exchanged	Filed For Mediation

ALPA	Early 03	Dec-06*

AMFA	Early 03	May-05	Oct-04	Jan-05

IAM	Early 03	Feb-03	Jul-02	Aug-03

PFAA	Early 03	May-05	Dec-04	Feb-05

*pursuant to ALPA bridge agreement or 60 days after all other labor agreements are reached

Northwest’s unit costs are not competitive with the rest of the industry

Unit Costs ex-fuel (cts)

[GRAPH]

Source: Q205 SEC filings excluding unusual items; adjusted to NW stage-length

Northwest’s unit labor costs are the highest in the industry

Unit Labor Costs (cts)

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Source: Q205 SEC filings excluding unusual items; adjusted to NW stage-length of 948 miles

NW adjusted for ALPA bridge agreement (0.3 cents CASM impact)

Northwest has lost $3.6 billion since 2001

[GRAPH]

excludes unusual items

Fuel prices increased to unprecedented levels and have accelerated the need for change

NYMEX WTI Crude Oil ($/barrel)

[GRAPH]

Source: West Texas Intermediate (WTI), 2006-2014 based on WTI forward fuel contracts as of Aug 31, 2005

Northwest filed for Ch.11 with $1.5 bil in unrestricted cash to preserve its rapidly declining liquidity and ensure a successful reorganization

[GRAPH]

Restructuring Overview

Restructuring Overview

Actions	Goals

• Competitive cost structure	• Cash and P&L positive ASAP
• Labor savings
• Non-labor savings	• Sustained profitability at current high oil prices

• Capacity reductions	• “BB” like or better credit rating
• Fleet reductions	• Ability to fund future growth
• Eliminate unprofitable flying
• Establish new RJ subsidiary

• Restructure balance sheet

NW will have pulled down its domestic capacity by approximately 10% (and more may be necessary), and overall system by approximately 8%

•                  Moving quickly to optimal fleet size

•                  Better match supply to demand across system

•                  Improve mix of aircraft

•                  Achieve further fleet simplification

•                  Realize competitive market costs

Targeted improvements to result in sustained profitability

•                  Seeking $2.2 to $2.5 bil in profit improvement initiatives

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* First Call Analyst Consensus 2005 loss as of 9/29/05

Key Principles

•                  Take steps to achieve long-term competitive position

•                  Have a transparent process

•                  Communicate regularly with all key stakeholders